Exhibit 23.1

MSI	Staley, Okada & Partners Chartered Accountants	3rd Floor, 10190 152A Street Surrey, BC Canada V3R 1J7 Phone: (604) 585-8300 Fax: (604) 585-8377 info@staleyokada.com www.staleyokada.com

Clean Energy Combustion Systems, Inc.

Independent Auditors' Consent

We consent to the inclusion and use of our report dated March 12, 2003, with respect to the consolidated financial statements of Clean Energy of Clean Energy Combustion Systems, Inc. in that corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2002.

/s/ Staley, Okada & Partners
Surrey, British Columbia, Canada 14 April 2003	STALEY, OKADA & PARTNERS CHARTERED ACCOUNTANTS